                                                                     EXHIBIT 2.3



                            SHARE EXCHANGE AGREEMENT

                                 by and between

                              LASER PHOTONICS, INC.
                             a Delaware corporation

                                       and


                         THE HOLDERS OF COMMON STOCK OF
                                 ACCULASE, INC.,
                            a California corporation






                                  July 1, 2000




SHARE EXCHANGE AGREEMENT
 EXECUTION DOCUMENT - ACCULASE

                                TABLE OF CONTENTS

ARTICLE I          REPRESENTATIONS, COVENANTS AND WARRANTIES OF PURCHASER
                                                                            Page
                                                                            ----

    Section 1.1    Title to Acculase Shares..............................      1
    Section 1.2    Organization..........................................      2
    Section 1.3    Binding Obligation; No Default........................      2
    Section 1.4    Compliance with Other
                      Instruments, etc...................................      3
    Section 1.5    Consents..............................................      3
    Section 1.6    Accuracy of Information Furnished.....................      3
    Section 1.7    Securities Warranties.................................      3
    Section 1.8    Accredited Investor Warranties........................      5
    Section 1.9    Purchaser Schedules...................................      7

ARTICLE II         REPRESENTATIONS, COVENANTS AND WARRANTIES OF LPI

    Section 2.1    Organization..........................................      8
    Section 2.2    Binding Obligation; No Default........................      8
    Section 2.3    Compliance with Other Instruments, etc................      9
    Section 2.4    Consents..............................................      9
    Section 2.5    Accuracy of Information Furnished.....................      9
    Section 2.6    Compliance with Exchange Act..........................      9
    Section 2.7    LPI Financial Statements..............................      9
    Section 2.8    Acculase Financial Statements.........................     10
    Section 2.9    Fairness Opinion......................................     10
    Section 2.10   LPI Schedules.........................................     10

ARTICLE III        CLOSING

    Section 3.1    Purchase and Sale.....................................     10
    Section 3.2    Closing...............................................     11
    Section 3.3    Closing Events........................................     11
    Section 3.4    Termination...........................................     11

ARTICLE IV         SPECIAL COVENANTS

    Section 4.1    Availability of Rule 144..............................     12
    Section 4.2    Information for LPI Registration
                      Statement and Public Reports.......................     12
    Section 4.3    Special Covenants and Representations
                      Regarding the LPI Shares...........................     13
    Section 4.4    Third Party Consents..................................     13


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
    Section 4.5    Indemnification.......................................     13
    Section 4.6    General Release.......................................     13
    Section 4.7    Registration Rights Agreement.........................     15

ARTICLE V          CONDITIONS PRECEDENT TO OBLIGATIONS OF LPI

    Section 5.1    Accuracy of Representations...........................     15
    Section 5.2    Delivery of Certain Documents and Items...............     15
    Section 5.3    Other Items...........................................     15

ARTICLE VI         CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

    Section 6.1    Accuracy of Representations...........................     15
    Section 6.2    Delivery of Certain Documents and Items...............     16
    Section 6.3    Other Items...........................................     16

ARTICLE VII        MISCELLANEOUS

    Section 7.1    Brokers and Finders...................................     16
    Section 7.2    Choice of Law.........................................     16
    Section 7.3    Notices...............................................     16
    Section 7.4    Attorneys' Fees.......................................     17
    Section 7.5    Confidentiality.......................................     17
    Section 7.6    Schedules; Knowledge..................................     17
    Section 7.7    Third Party Beneficiaries.............................     17
    Section 7.8    Entire Agreement......................................     17
    Section 7.9    Survival; Termination.................................     17
    Section 7.10   Counterparts..........................................     18
    Section 7.11   Amendment or Waiver...................................     18
    Section 7.12   Incorporation of Recitals.............................     18
    Section 7.13   Expenses..............................................     18
    Section 7.14   Headings; Context.....................................     18
    Section 7.15   Benefit...............................................     18
    Section 7.16   Severability..........................................     18
    Section 7.17   Failure of Conditions; Termination....................     18
    Section 7.18   No Strict Construction................................     18
    Section 7.19   Execution Knowing and Voluntary.......................     19

EXHIBIT "A"        Transfer and Assignment of Securities.................    A-1

EXHIBIT "B"        Purchaser and Purchaser Representative Questionnaires.    B-1



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                            SHARE EXCHANGE AGREEMENT


         THIS SHARE EXCHANGE AGREEMENT (the "Agreement"), is entered into as of July 1, 2000, by and between Laser Photonics, Inc., a Delaware corporation ("LPI"), on the one hand, and the undersigned purchaser ("Purchaser"), on the other hand, who is one of the holders (collectively, the "Purchasers") of shares of common stock, no par value (the "Acculase Common Stock"), of Acculase, Inc., a California corporation, other than LPI.


                                    Premises


         WHEREAS, this Agreement provides for the issuance and delivery by LPI to Purchaser of the number of shares (the "LPI Shares") of the common stock of LPI (the "LPI Common Stock"), par value $0.01 per share, set forth in Section
3.1 of this Agreement, in consideration of the exchange and delivery by Purchaser of the number of shares (the "Acculase Shares") of Acculase Common Stock, set forth in Section 3.1 of this Agreement, on the terms and conditions set forth in this Agreement (the "Exchange Offer"), including, but not limited to the general release provided by Purchaser to LPI and certain other parties, as set forth in Section 4.6 of this Agreement; and

         WHEREAS, the parties intend and believe that it is in their best interests to enter into this Agreement and the other agreements contemplated herein.

                                    Agreement

         NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

                                    ARTICLE I
             REPRESENTATIONS, COVENANTS AND WARRANTIES OF PURCHASER

         As an inducement to, and to obtain the reliance of LPI, Purchaser represents and warrants, as follows:

         Section 1.1 Title to Acculase Shares. Purchaser is the owner, beneficially and of record, of all the Acculase Shares exchanged hereby, free and clear of all Encumbrances. For purposes of this Agreement, the term "Encumbrance" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other) or preference, equity, option, charge, limitation on voting rights, right to receive dividends, dissenters' or appraisal rights, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect


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as any of the foregoing). Purchaser has full power to transfer the Acculase
Shares exchanged hereby to LPI without obtaining the consent or approval of any other person, entity or governmental authority. Upon exchange and delivery to LPI of the certificates for the Acculase Shares described in Article III of this Agreement, LPI shall receive good and marketable title to the Acculase Shares, all of the Acculase Shares shall be received by LPI as validly issued, fully paid and nonassessable, free and clear of all Encumbrances (other than any restrictions generally imposed by federal, corporate or territorial securities laws or as otherwise provided for in this Agreement). The Acculase Shares being exchanged hereby constitute all of the Acculase Shares beneficially owned by Purchaser. Simultaneously with the delivery of this Agreement, Purchaser shall deliver to LPI certificates or other documents evidencing ownership of the Acculase Shares exchanged hereby, either duly endorsed in blank for transfer or accompanied by appropriate stock power duly executed in blank, with medallion guaranteed signatures, as shown on Exhibit "A-1," attached hereto and incorporated herein by this reference. Such certificates shall be held by LPI without further action until the Closing. Purchaser shall remain the beneficial and record owner of the tendered Acculase Shares and shall not become the beneficial and record owner of any shares of LPI Common Stock until the closing.

         Section 1.2 Organization. If the Purchaser is not an individual, the Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where the failure to so qualify, which, in the aggregate, would not have an adverse effect on the assets, business, properties, operations or condition, financial or otherwise (a "Material Adverse Effect") upon the Purchaser. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of (a) the organizational or charter documents of the Purchaser, or (b) any resolution adopted by the governing bodies or owners of Purchaser. Purchaser has the full power, authority and legal right, and, subject to approval by the stockholders of Purchaser of the transactions contemplated by this Agreement, has taken all actions required by law, its organizational or charter documents or otherwise to execute and deliver this Agreement and consummate the transactions herein contemplated.

         Section 1.3 Binding Obligation; No Default. Purchaser has duly taken all action necessary to authorize the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby. Such execution, delivery and performance does not and will not (a) contravene, conflict with, or result in a violation of, or give any person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any law, rule, regulation, judgment, order, injunction, decree or ruling of any court, tribunal, arbitrator or governmental authority, domestic or foreign to which any of Purchaser, or any of the assets owned or used by Purchaser, may be subject; (b) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any person the right to revoke, withdraw, suspend, cancel, terminate, or modify, any license, permit or other authorization that is held by Purchaser or that otherwise relates to the business of, or any of the


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assets owned or used by, Purchaser; or (c) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract, commitment, agreement, arrangement, plan or understanding (each, a "Contract") to which Purchaser is a party. This Agreement constitutes the legal, valid and binding obligation Purchaser, enforceable against Purchaser in accordance with its terms, subject to laws of general application affecting creditors generally.

         Section 1.4 Compliance with Other Instruments, etc. Neither the execution and delivery of this Agreement by Purchaser nor compliance by Purchaser with the terms and conditions of this Agreement will: (a) require Purchaser to obtain the consent of any governmental agency or any other person;
(b) constitute a material default under any indenture, mortgage or deed of trust to which Purchaser is a party or by which Purchaser, or its properties may be subject; or (c) cause the creation or imposition of any Encumbrance on any of the assets of Purchaser.

         Section 1.5 Consents. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party is required to be made or obtained by Purchaser in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         Section 1.6 Accuracy of Information Furnished. No representation or warranty by Purchaser contained in this Agreement or in respect of the exhibits, schedules or documents delivered to LPI by Purchaser and expressly referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, and as of the Closing Date, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. True and correct copies of each agreement and other document referred to in the schedules hereto have been furnished by Purchaser to LPI.

         Section 1.7 Securities Warranties. With respect to the LPI Shares to be issued and delivered by LPI to Purchaser pursuant to Section 3.1 hereof, Purchaser represents and warrants to LPI that:

         (a) The LPI Shares are being acquired for the account of Purchaser and not with a view to sale in connection with any distribution of the LPI Shares;

         (b) Purchaser is acquiring the LPI Shares hereunder without having received any form of general solicitation or general advertising;

         (c) Purchaser or its representative, if any, have been provided with, or given reasonable access to, full and fair disclosure of all material information concerning LPI;



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         (d) Purchaser has a preexisting personal or business relationship with
LPI or certain of its officers, directors or controlling persons, or by reason of its business or financial experience, Purchaser could reasonably be assumed to have the capacity to represent his own interests in connection with this Agreement;

         (e) Purchaser understands and hereby acknowledges that the LPI Shares will be issued pursuant only to those restrictions imposed by and exemptions available pursuant to applicable federal and state laws and that the certificates to be issued in respect of the LPI Shares may bear a legend in a form satisfactory to counsel for LPI; in part, LPI's reliance upon such exemptions is based on the representations and warranties made by Purchaser in this Section 1.6;

         (f) Purchaser agrees that the certificates to be issued in respect of the LPI Shares shall bear a legend in a form satisfactory to counsel for LPI reflecting the status of the LPI Shares as restricted securities under Rule 144(a)(3) promulgated under the Securities Act of 1933, as amended (the "Securities Act") and acknowledges that the transfer agent or registrar for LPI may be instructed to restrict the transfer of the LPI Shares in accordance with such legend and any other restrictions provided in this Agreement;

         (g) Purchaser hereby agrees that it will not sell, transfer, hypothecate, pledge, assign or otherwise dispose of any of the LPI Shares, except pursuant to the terms of this Agreement and to a registration statement filed under the provisions of the Securities Act, a favorable no-action or interpretive letter received from the United States Securities and Exchange Commission (the "Commission") or an opinion of counsel satisfactory to LPI that such sale, transfer, hypothecation, pledge, assignment or other disposition will not violate the registration requirements of the Securities Act, and does not in any way violate the terms of this Agreement;

         (h) Purchaser hereby acknowledges that: (i) the LPI Shares referred to herein are being acquired after adequate investigation of the business plan and prospects of LPI; (ii) that Purchaser is not relying upon the accuracy of any predictions as to the future prospects or developments of LPI or its business and is well informed as to the business of LPI and has reviewed its operations and financial statements; (iii) Purchaser or its professional advisors have discussed the financial condition and business operations of LPI with the officers, directors and principal stockholders of LPI and has been afforded the opportunity to ask questions with respect thereto; and (iv) there can be no assurance that LPI will achieve its business objectives or, in particular, that it will ever have cash available for distribution to its stockholders;

         (i) Purchaser either alone or with Purchaser's Purchaser Representative has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the securities. Purchaser acknowledges that the securities are speculative and involve a high degree of risk, including the potential loss of Purchaser's investment herein and Purchaser has taken cognizance of and understands the risk factors related to the purchase of the securities; and

         (j) Each certificate evidencing the LPI Shares shall be issued in the name of Purchaser.



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         (k) If the Purchaser is an individual, Purchaser has reached the age of majority according to the laws of the jurisdiction in which he resides and has adequate means of providing for the Purchaser's current needs and possible personal contingencies and has need for only limited liquidity of this investment. The Purchaser's commitment to liquid investments is reasonable in relation to the Purchaser's net worth.

         (l) If the Purchaser is a corporation, the Purchaser is duly and validly organized, validly existing and in good tax and corporate standing as a corporation under the laws of the jurisdiction of its incorporation with full power and authority to purchase the securities to be purchased by it and to execute and deliver this Agreement.

         (m) If the Purchaser is a partnership, the representations, warranties, agreements and understandings set forth above are true with respect to all partners in the Purchaser (and if any such partner is itself a partnership, all persons holding an interest in such partnership, directly or indirectly, including through one or more partnerships), and the person executing this Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby.

         (n) If the Purchaser is purchasing in a representative or fiduciary capacity, the above representations and warranties shall be deemed to have been made on behalf of the person or persons for whom the Purchaser is so purchasing.

         (o) Purchaser has completed and executed the Purchaser Questionnaire, which is attached as Exhibit "B" hereto. The information contained in the Purchaser Questionnaire is true and correct, and Purchaser acknowledges that LPI will rely on the information contained therein in connection with the Closing of the Exchange Offer.

         (p) If the Purchaser has consulted a purchaser representative ("Purchaser Representative") to evaluate the merits and risks of the undersigned's investment in the securities, the Purchaser Representative has completed a Purchaser Representative Questionnaire in the form supplied to him, and included in Exhibit "B" hereto. The Purchaser or the Purchaser Representative has been granted the opportunity to examine documents and files, to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this Exchange Offer, LPI and its business and prospects, and to obtain any additional information which the Purchaser or the Purchaser Representative deems necessary to verify the accuracy of the information received.

         Section 1.8 Accredited Investor Warranties. With respect to the LPI Shares to be issued and delivered by LPI to Purchaser pursuant to Section 3.1 hereof, Purchaser represents and warrants to LPI that:


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         1.8.1  The Purchaser is (check applicable box below):

                  (a)   [ ]   a bank as defined in Section 3(a)(2) of the
                              Securities Act of 1933, as amended (the
                              "Securities Act"), or a savings and loan association or other institution as defined in
                              Section 3(a)(5)(A) of the Act acting in either an individual or fiduciary capacity.

                  (b)   [ ]   an insurance company as defined in Section 2(13)
                              of the Securities Act.

                  (c)   [ ]   an investment company registered under the
                              Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act.

                  (d)   [ ]   a Small Business Investment Company licensed by
                              the U.S. Small Business Administration under
                              Section 301(c) or (d) of the Small Business
                              Investment Act of 1958.

                  (e)   [ ]   a plan established and maintained by a state, its
                              political subdivisions or any agency or
                              instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

                  (f)   [ ]   an employee benefit plan within the meaning of
                              Title I of the Employee Retirement Income Security
                              Act of 1974, and the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan having total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

                  (g)   [ ]   a private business development company as defined
                              in Section 202(a)(22) of the Investment Advisors
                              Act of 1940.

                  (h)   [ ]   an organization described in Section 501(c)(3) of
                              the Internal Revenue Code of 1986, corporation,
                              Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

                  (i)   [ ]   any trust, with total assets in excess of
                              $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he


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                              is capable of evaluating the merits and risks of
                              the prospective investment.

                  (j)   [ ]   a broker or dealer registered pursuant to Section
                              15 of the Securities Exchange Act of 1934.

                  (k)   [ ]   an individual. (See paragraph 1.8.2(a) below.)

                  (l)   [ ]   none of the above. (See paragraph 1.8.2(b) below.)


                                                           ---------
                                                           (Initial)

         1.8.2    (a)   If the Purchaser checked the box in paragraph .1.8.1(k)
                        for "an individual," then the Purchaser (check applicable box):

                        [ ] is a director, executive officer or general partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

                        [ ] has an individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeding $ 1,000,000.

                        [ ] had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

                        [ ]   none of the above.

                                                           ---------
                                                           (Initial)

                  (b)   [ ]   If the Purchaser checked the box in paragraph
                              1.8.1(l) for "none of the above," then the Purchaser is an entity each equity owner of which is an entity described in a - h under paragraph
                              1.8.1 or is an individual who could check one of the first three boxes under paragraph 1.8.2(a).

                                                           ---------
                                                           (Initial)

         Section 1.9 Purchaser Schedules. Purchaser shall cause the schedules (the "Purchaser Schedules") to be delivered by Purchaser to LPI hereunder at or before the Closing.



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                                   ARTICLE II
                    REPRESENTATIONS, COVENANTS AND WARRANTIES
                                     OF LPI

         As an inducement to, and to obtain the reliance of the Purchaser, LPI represents and warrants, as follows:

         Section 2.1 Organization. Each of LPI and the subsidiaries of LPI described in the Commission Filings (as defined hereinafter) (collectively, the "LPI Group") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where the failure to so qualify, which, in the aggregate, would not have an adverse effect on the assets, business, properties, operations or condition, financial or otherwise (a "Material Adverse Effect") upon LPI Group. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of (a) the certificate of incorporation or bylaws of LPI, or (b) any resolution adopted by the board of directors or the stockholders of LPI. LPI has the full power, authority and legal right, and, subject to approval by the stockholders of LPI of the transactions contemplated by this Agreement, has taken all actions required by law, its certificate of incorporation, bylaws or otherwise to execute and deliver this Agreement and consummate the transactions herein contemplated.

         Section 2.2 Binding Obligation; No Default. LPI has duly taken all action necessary to authorize the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby. Such execution, delivery and performance does not and will not (a) contravene, conflict with, or result in a violation of, or give any person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any law, rule, regulation, judgment, order, injunction, decree or ruling of any court, tribunal, arbitrator or governmental authority, domestic or foreign to which LPI, or any of its assets, may be subject; (b) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any person the right to revoke, withdraw, suspend, cancel, terminate, or modify, any license, permit or other authorization that is held by LPI or that otherwise relates to the business of, or any of the assets owned or used by, LPI; or (c) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which LPI is a party. This Agreement constitutes the legal, valid and binding obligation of LPI, enforceable against LPI in accordance with its terms, subject to laws of general application affecting creditors generally.


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         Section 2.3 Compliance with Other Instruments, etc. Neither the execution and delivery of this Agreement by LPI nor compliance by LPI with the terms and conditions of this Agreement will: (a) require LPI to obtain the consent of any governmental agency or any other person; (b) constitute a material default under any indenture, mortgage or deed of trust to which LPI is a party or by which it, or any of its properties may be subject; or (c) cause the creation or imposition of any Encumbrance on any of LPI's assets.

         Section 2.4 Consents. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party is required to be made or obtained by LPI in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         Section 2.5 Accuracy of Information Furnished. No representation or warranty by LPI contained in this Agreement or in respect of the exhibits, schedules or documents delivered to Purchaser by LPI and expressly referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of LPI pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, and as of the Closing Date, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. True and correct copies of each agreement and other document referred to in the schedules hereto have been furnished by LPI to Purchaser.

         Section 2.6 Compliance With Exchange Act. Schedule 2.6 attached hereto includes true, complete and correct copies of the following: (a) Schedule 2.6(a)
- LPI's Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 1999, and (b) Schedule 2.6(b) - LPI's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 (collectively, the "Commission Filings"), as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Commission Filings were prepared in accordance and complied in all material respects with the applicable requirements of the Exchange Act. None of such forms, reports and statements, including, without limitation, any financial statements, exhibits and schedules included therein and documents incorporated therein by reference, at the time filed, contained, or now contains, and at the Closing Date, will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 2.7 LPI Financial Statements. Included in Schedule 2.6(a) attached hereto are true, complete and correct copies of LPI's audited financial statements, including LPI's audited consolidated balance sheets as of December 31, 1999 and 1998, and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999 (the "LPI Audited Financial Statements"). The LPI Audited Financial Statements, together with the notes thereto, fairly present the financial position of LPI at December 31, 1999 and 1998, as the case may be, and the consolidated results


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of the operations and the changes in stockholders' equity and cash flows for LPI for the periods covered by the LPI Audited Financial Statements and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied with prior periods. Included in Schedule 2.6(b) attached hereto are true, complete and correct copies of LPI's unaudited financial statements, including LPI's unaudited consolidated balance sheet as of March 31, 2000, and the related unaudited consolidated statements of operations and cash flows for the three (3) month periods ended March 31, 2000 and 1999 and the related unaudited consolidated statements of stockholders' equity for the three
(3) month period ended March 31, 2000 (the "LPI Unaudited Financial
Statements"). The LPI Unaudited Financial Statements, together with the notes thereto, fairly present the financial position of LPI at March 31, 2000, and the consolidated results of the operations and the changes in stockholders' equity and cash flows for LPI for the periods covered by the LPI Unaudited Financial Statements and have been prepared in accordance with GAAP consistently applied with prior periods. (The LPI Audited Financial Statements and LPI Unaudited Financial Statements are collectively referred to herein as the "LPI Financial Statements").

         Section 2.8 Acculase Financial Statements. Included in Schedule 2.8 attached hereto are true, complete and correct copies of Acculase's audited financial statements, including Acculase's audited consolidated balance sheets as of December 31, 1999 and 1998, and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999 (the "Acculase Audited Financial Statements"). The Acculase Audited Financial Statements, together with the notes thereto, fairly present the financial position of Acculase at December 31, 1999 and 1998, as the case may be, and the consolidated results of the operations and the changes in stockholders' equity and cash flows for Acculase for the periods covered by the Acculase Audited Financial Statements and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied with prior periods.

         Section 2.9 Fairness Opinion. The Board of Directors of Acculase has engaged ING Barings LLC to deliver a fairness opinion with respect to the proposed exchange of up to an aggregate of 300,000 shares of LPI Common Stock for all of the issued and outstanding shares of Acculase Common Stock owned by persons other than LPI. A copy of such opinion will be made available upon request to Purchaser on or before the Closing Date.

         Section 2.10 LPI Schedules. LPI shall cause the schedules (the ("LPI Schedules") to be delivered by LPI to Purchaser hereunder at or before the Closing.

                                   ARTICLE III
                                     CLOSING

         Section 3.1 Share Exchange. (a) Upon the terms and subject to the conditions contained herein, at the Closing (defined in Section 3.2 below), LPI shall issue and deliver 0.1774184 shares of LPI Common Stock (the "LPI Shares") to Purchaser for each Acculase Share exchanged and delivered by Purchaser. No fractional shares shall be issued in connection with such Exchange Offer, and the number of shares of LPI Common Stock to be issued shall be rounded up or down to the nearest whole number of shares, provided that all fractions less than


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one-half (1/2) shall be rounded downward and all fractions equal to or greater than one half (1/2) shall be rounded upward.

         (b) Simultaneously with the delivery of this Agreement, Purchaser shall deliver to LPI certificates or other documents evidencing ownership of the Acculase Shares exchanged hereby, either duly endorsed in blank for transfer or accompanied by appropriate stock power duly executed in blank, with medallion guaranteed signatures, as shown on Exhibit "A-1," attached hereto and incorporated herein by this reference. Such certificates shall be held by LPI without further action until the Closing. Purchaser shall remain the beneficial and record owner of the tendered Acculase Shares and shall not become the beneficial and record owner of any shares of LPI Common Stock until the Closing.

         (c) Purchaser hereby irrevocably constitutes and appoints LPI as attorney to transfer the Acculase Shares tendered hereby (as evidenced by the tendered stock certificates) on the books of Acculase with full power of substitution in the premises.

         Section 3.2 Closing. Subject to the terms and conditions of this Agreement, the closing ("Closing") of the transactions contemplated by this Agreement shall occur on July 31, 2000, or such other date as the parties may agree (the "Closing Date") at the offices of Luce, Forward, Hamilton & Scripps LLP, 1990 South Bundy Drive, Suite 790, Los Angeles, California 90025.

         Section 3.3 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. However, in no event shall the Closing occur without the satisfaction or waiver of the conditions set forth in Articles V and VI of this Agreement.

         Section 3.4 Termination.

         (a) This Agreement may be terminated by LPI or by Purchaser at any time prior to the Closing Date if:

                  (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of the boards of directors or general partners of LPI or Purchaser, as the case may be, made in good faith and based on the advice of their legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

                  (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of the boards of directors or general partners of LPI or Purchaser, as the case may be,


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made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the merger and consolidation.

         In the event of termination pursuant to this paragraph (a) of Section 3.4, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

         (b) This Agreement may be terminated at any time prior to the Closing Date by action of the Board of Directors of LPI, if Purchaser shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Purchaser contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of Section 3.4, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder; and

         (c) This Agreement may be terminated at any time prior to the Closing Date by Purchaser if LPI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of LPI contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of Section 3.4, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

                                   ARTICLE IV
                                SPECIAL COVENANTS

         Section 4.1 Availability of Rule 144. Each of the parties acknowledge that the LPI Shares to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act. LPI is under no obligation, except as set forth herein, to register such shares under the Securities Act. Notwithstanding the foregoing, however, LPI will use its best efforts to: (a) make publicly available on a regular basis not less than semi-annually, business and financial information regarding LPI so as to make available to the stockholders of LPI the provisions of Rule 144 pursuant to subparagraph (c)(1) thereof; and (b) within ten (10) days of any written request of any stockholder of LPI, LPI will provide to such stockholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The covenants set forth in this Section
4.1 shall survive the Closing and the consummation of the transactions herein contemplated.

         Section 4.2 Information for LPI Registration Statement and Public Reports. Purchaser will furnish LPI with all information concerning Purchaser, including all financial statements, required for inclusion in any registration statement or public report required to be filed by LPI pursuant to the Securities Act, the Exchange Act or any other applicable federal or state law. Purchaser represents and warrants to LPI that, to the best of its knowledge and belief, all information so furnished for either such registration statement or other public release by LPI,


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shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

         Section 4.3 Special Covenants and Representations Regarding the LPI Shares. The consummation of this Agreement and the transactions herein contemplated, including the issuance and delivery of the LPI Shares to Purchaser, as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, inter alia, upon the circumstances under which Purchaser and LPI acquire such securities.

         Section 4.4 Third Party Consents. LPI and Purchaser agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

         Section 4.5 Indemnification.

         (a) Purchaser hereby agrees to indemnify LPI and each of the officers and directors of LPI as of the date of execution of this Agreement and as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement as a result of information provided by the Purchaser. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

         (b) LPI hereby agrees to indemnify Purchaser and each of the general partners officers and directors of Purchaser, as the case may be, as of the date of execution of this Agreement and as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this Paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

         Section 4.6 General Release.

         (a) In consideration of the terms and conditions of this Agreement, Purchaser, on behalf of Purchaser, and Purchaser's officers, directors, stockholders, partners, employees, spouses, agents, successors, assigns, heirs, legatees and representatives, hereby fully and forever releases and discharges each of LPI and Acculase, and, each of their parents, subsidiaries, directors, officers, stockholders, members, partners, attorneys, accountants, employees, agents, successors, assigns, heirs, legatees and representatives (the "Released Parties"), and each of them, of and from all manner of actions, causes of action, claims, demands, costs, damages, liabilities,


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losses, obligations, expenses and compensation of any nature whatsoever in law or in equity, known and unknown, including, but not limited to, those asserted or which could have been asserted against each other with respect to all claims, disputes and differences between them, including, but not limited to, those asserted or which could have been asserted in connection with the Acculase Shares (the "Released Claims").

         (b) This Agreement and the General Release set forth in Section 4.6 hereof, are and shall be, releases of all claims, whether known or unknown. Purchaser acknowledges that Purchaser may hereafter discover facts in addition to or different from those which Purchaser now believes to be true with respect to the subject matter of the disputes and other matters herein released, but agree that the releases herein given shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional or different facts, of which Purchaser expressly assumes the risk, except as expressly represented and warranted herein

         (c) It is understood and agreed that this Agreement constitutes a compromise of disputed claims, and that neither this Agreement nor any consideration given hereunder, concurrently herewith, or pursuant hereto, is to be advocated or construed as an admission of any liability on the part of any party hereto.

         (d) Purchaser hereto acknowledges and represents that Purchaser: (i) has fully and carefully read this Agreement prior to execution, (ii) has been, or has had the opportunity to be, fully apprised by Purchaser's attorneys of the legal effect and meaning of this document and all the terms and conditions hereof, (iii) has had the opportunity to make whatever investigation or inquiry deemed necessary or appropriate in connection with the subject matter of this Agreement, (iv) has been afforded the opportunity to negotiate as to any and all terms hereof, and (v) is executing this Agreement as a free and voluntary act.

         (e) This Agreement and the General Release set forth in this Section
4.6 hereof, is and shall be, a release of all claims, whether known or unknown, and Purchaser hereby releases all rights reserved to Purchaser by Section 1542 of the Civil Code of the State of California, and all other similar statutes of any jurisdiction that might apply hereto, which reads as follows:

                           "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
                  THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

In waiving the provisions of Section 1542 of the Civil Code, Purchaser acknowledges that Purchaser may hereafter discover facts in addition to or different from those which Purchaser now believes to be true with respect to the subject matter of the disputes and other matters herein released, but agrees that the release herein given shall be and remain in effect as a full and complete general release notwithstanding the discovery or existence of any such additional or different facts, of which Purchaser expressly assumes the risk.




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         Section 4.7 Registration Rights Agreement. Each of the Company and the
Purchaser shall enter into the Registration Rights Agreement, on the Closing Date, in the form attached as Exhibit 4.7 hereto.

                                    ARTICLE V
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                     OF LPI

         The obligations of LPI under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 5.1 Accuracy of Representations. The representations and warranties made by Purchaser in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made as of the date of this Agreement (except for changes therein permitted by this Agreement), and Purchaser shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing.

         Section 5.2 Delivery of Certain Documents and Items. At the Closing, Purchaser shall have satisfied the following:

         (a) Purchaser shall have delivered certificates for the Acculase Shares to LPI in accordance with Section 3.1 hereof;

         (b) Purchaser shall have delivered to LPI all of the exhibits and schedules referenced in this Agreement to be delivered by Purchaser to LPI; and

         (c) Purchaser shall have executed and delivered this Agreement.

         Section 5.3 Other Items. LPI shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as LPI may reasonably request.

                                   ARTICLE VI
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

                  The obligations of Purchaser under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 6.1 Accuracy of Representations. The representations and warranties made by LPI in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the date of this Agreement, and LPI shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by LPI prior to or at the Closing.



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         Section 6.2 Delivery of Certain Documents and Items. At the Closing,
LPI shall have satisfied the following:

         (a) LPI shall have delivered certificates for the LPI Shares to Purchaser in accordance with Section 3.1 hereof;

         (b) Purchaser shall have delivered to LPI all of the exhibits and schedules referenced in this Agreement to be delivered by LPI to Purchaser; and

         (c) LPI shall have executed and delivered this Agreement.

         Section 6.3 Other Items. Purchaser shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as it may reasonably request.

                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 7.1 Brokers and Finders. Neither LPI nor Purchaser, nor any of their respective officers, directors, agents or employees has employed any investment banker, broker or finder, or incurred any liability on behalf of LPI or Purchaser, as the case may be, for any brokerage fees, commissions or finders' fees, in connection with the transactions contemplated by this Agreement. The parties each agree to indemnify the other against any other claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

         Section 7.2 Choice of Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of California. Any dispute arising under this Agreement shall be resolved exclusively in the federal or state courts of the State of California.

         Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by overnight mail, registered mail or certified mail, postage prepaid, or by prepaid telegram, or when telecopied and followed by confirmation copy hand-delivered or sent by first class mail, addressed as follows:

If to Purchaser, to the Purchaser's address, and telephone and facsimile numbers set forth on the signature page of this Agreement:

If to LPI, to:                      Laser Photonics, Inc
                                    2431 Impala Drive
                                    Carlsbad, California  92008
                                    Attn: Jeffrey O'Donnell
                                    Telephone no. (760) 602-3300
                                    Facsimile no.  (760) 602-3320


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With copies to:                     Luce, Forward, Hamilton & Scripps LLP
                                    1990 South Bundy Drive, Suite 790
                                    Los Angeles, California 90025
                                    Attn: Jeffrey P. Berg, Esq.
                                    Telephone no. (310) 820-0083
                                    Facsimile no. (310) 820-8313

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

         Section 7.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the non-prevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein (including any appeal therefrom).

         Section 7.5 Confidentiality. Each party hereto agrees with the other parties that, until the Closing Date, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (a) to the extent such data is a matter of public knowledge or is required by law to be published; and (b) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

         Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         Section 7.7 Third Party Beneficiaries. This Agreement is solely among LPI and Purchaser and as otherwise as specifically provided no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein.

         Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the consummation of the transactions herein contemplated until the executory provisions of this Agreement shall be completed.



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         Section 7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

         Section 7.12 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

         Section 7.13 Expenses. Each of the parties to this Agreement shall bear all of its own expenses incurred by it in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

         Section 7.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

         Section 7.15 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

         Section 7.16 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

         Section 7.17 Failure of Conditions; Termination. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, the parties, or any one of them, have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

         Section 7.18 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.


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         Section 7.19 Execution Knowing and Voluntary. In executing this
Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) has been afforded the opportunity to negotiate as to any and all terms hereof; and (d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.










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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and entered into as of the date first above written at Carlsbad, California.

                                       ("LPI")

                                       LASER PHOTONICS, INC.
                                        a Delaware corporation




                                       By:_________________________________
                                          Jeffrey F. O'Donnell
                                          Chief Executive Officer



                                        ("Purchaser")




                                       By: _________________________________
                                           Signature of Purchaser
                                           Authorized Signatory

                                       ____________________________________
                                       Print Name of Purchaser

                                       ____________________________________
                                       Print Name and Title (if applicable)
                                         of Authorized Signatory
                                       ____________________________________
                                       ____________________________________
                                       ____________________________________
                                       ____________________________________
                                       Attn: ______________________________
                                       Telephone no. (___) _______-________
                                       Facsimile no. (___) _______-________


                                       PRINT NAME, ADDRESS AND TELEPHONE AND
                                       FACSIMILE NUMBERS OF PURCHASER ABOVE


WLA 18.1 SHARE EXCHANGE AGREEMENT


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
                      Transfer and Assignment of Securities

         FOR VALUE RECEIVED, the undersigned, Purchaser, hereby sells, assigns, transfers, conveys and delivers to Laser Photonics, Inc., a Delaware corporation ("LPI"), ___________ shares of the common stock, no par value (the "Acculase Common Stock"), of Acculase, Inc., a California corporation ("Acculase"), represented by share certificate number(s) _________________, and irrevocably constitutes and appoints LPI as my attorney to transfer these shares of Acculase Common Stock on the books and records of Acculase, with full power of substitution.


Name of Assignee                             Laser Photonics, Inc.
(and Joint
Assignee if
applicable):

Address, Telephone                           2431 Impala Drive
and Telecopier Numbers                       Carlsbad, California  92008
of Assignee                                  Tel No. (760) 602-3300
(and Joint Assignee                          Fax No. (760) 602-3320
if applicable):

Social Security No.                          59-2058100
or Tax ID of
Assignee (and Joint
Assignee, if
applicable):



Dated:  ___________________, 2000            ______________________________
                                             Signature of Purchaser
                                             Authorized Signatory

                                             ______________________________
                                             Print Name of Purchaser



Dated:  ___________________, 2000            ______________________________
                                             Signature Guaranteed by a Firm
                                             which is a Member of a Registered
                                             National Stock Exchange or by a
                                             Commercial Bank or a Trust
                                             Company



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                             PURCHASER QUESTIONNAIRE


                                    SECTION A

ITEM I.

ALL INVESTORS MUST INITIAL THE FOLLOWING LINE AND COMPLETE THE FOLLOWING:

_________ A. I understand that the representations contained in this Section A are made for the purpose of qualifying me as an accredited investor as that term is defined by the Securities and Exchange Commission for the purpose of inducing a sale of the LPI Shares to me. I hereby represent that the statement or statements initialed below and throughout this Purchaser Questionnaire or information set forth in this Purchaser Questionnaire are true and correct in all respects. I understand that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against me for damages.

B.       Name of Purchaser

Provide the full legal name of the Purchaser(s). In the case of organizations, provide the type of entity (e.g., corporation, partnership, or trust) and its state of organization.

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C.       Residence Address and Telephone Number (Individuals).

Please indicate your residence address and telephone number.

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D.       Business Address and Telephone Number (All Investors).

Please indicate your business address and telephone number.

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Method of Investment Evaluation.

Please select and initial one of the following alternatives:

__________        ALTERNATIVE ONE: The undersigned has knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the LPI
                  Shares and protecting the undersigned's own interest in this transaction, and does not desire to utilize the services of any other person in connection with evaluating such merits and risks. As evidence of the requisite degree of knowledge and experience, the undersigned hereby offers the information provided in this Purchaser Questionnaire.

__________        ALTERNATIVE TWO: The undersigned intends to utilize the
                  services of a Purchaser Representative acceptable to LPI in connection with evaluating the merits and risks of an investment in the LPI Shares. The undersigned hereby acknowledges the following named person(s) to be the undersigned's Purchaser Representative(s) in connection with evaluating the merits and risks of an investment in the LPI
                  Shares:

If applicable, list name(s), address(es), and telephone number(s) of Purchaser Representative(s):

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Purchasers who utilize a Purchaser Representative should have their Purchaser
Representative complete the Purchaser Representative Questionnaire set forth below. The undersigned understands that the undersigned may not have the opportunity to enter into the proposed transaction unless the Purchaser Representative(s) provides all such information to LPI in the attached Purchaser Representative Questionnaire and LPI finds such information acceptable.



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The undersigned represents that the undersigned and the above-named Purchaser
Representative(s) have such knowledge and experience in financial and business matters that together they are capable of evaluating the merits and risks of an investment in the LPI Shares.

ITEM II.

ALL INDIVIDUAL PURCHASERS QUALIFYING AS ACCREDITED INVESTORS MUST INITIAL ONE OR MORE OF THE FOLLOWING THREE (3) STATEMENTS WHICH ARE TRUE:

_________ A. I certify that I am an accredited investor because I had individual income (exclusive of any income attributable to my spouse) of more than $200,000 in each of the most recent two (2) years and I reasonably expect to have an individual income in excess of $200,000 for the current year. For purposes of this Purchaser Questionnaire, individual income means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax exempt interest income received, (ii) the amount of losses claimed as a limited partner in a limited partnership, (iii) any deduction claimed for depletion, (iv) amounts contributed to an IRA or Keogh retirement plan, (v) alimony paid and (vi) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

_________ B. I certify that I am an accredited investor because I and my spouse had joint income of more than $300,000 in each of the most recent two (2) years and I reasonably expect to have such joint income with my spouse in excess of $300,000 for the current year. For purposes of this Purchaser Questionnaire, joint income shall be determined as set forth in Item II(A) above for individual's income, except any income attributable to a spouse or property owned by a spouse shall be included.

_________ C. I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a combined net worth, in excess of $1,000,000. For purposes of this paragraph, "net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities.

D.       Business.

         Please indicate your present business affiliation and your present title.

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         Please indicate any corporations of which you are a director or any partnership in which you are a general partner.

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E.       Education.

         Please describe any education following high school, including degrees obtained and schools attended.

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F.       Prior Investment Experience.

         Please indicate how frequently you invest in marketable securities (e.g., publicly-traded stock, bonds and debentures):


         [ ] often        [ ] occasionally        [ ] seldom        [ ] never

         Please indicate how frequently you invest in unmarketable securities:

         [ ] often        [ ] occasionally        [ ] seldom        [ ] never

         Please briefly describe the nature of your investment experience identified in your answers to (a) and (b) above, and any other investment experience not covered above which would indicate you ability to evaluate an investment in the LPI Shares. If additional space is necessary, please use the opposite side of this page or attach additional pages.

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         Do you make your own investment decisions with respect to the investment listed above?

                    Yes                       No
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         What are the principal sources of your investment knowledge or advice?
(Check all that apply)

                            _____   First hand experience

                            _____   Broker(s)

                            _____   Attorney(s)

                            _____   Financial publications

                            _____   Investment Advisor(s)

                            _____   Accountant(s)

ITEM III.


PARTNERSHIPS, CORPORATIONS OR TRUSTS WHICH QUALIFY AS ACCREDITED INVESTORS MUST INITIAL ONE OR BOTH OF THE FOLLOWING STATEMENTS WHICH ARE TRUE:

_________ A. On behalf of the Purchaser, I hereby certify that the Purchaser (i) if a corporation, business trust or partnership was not formed for the purpose of acquiring the LPI Shares and has total assets in excess of $5,000,000, or
(ii) if a trust was not formed for the purpose of acquiring the LPI Shares, has total assets in excess of $5,000,000 and the trustee has such experience in financial and business matters that the trustee is capable of evaluating the merits and risks of the investment in the LPI Shares. (For purposes of this provision only, partnerships may aggregate the net worth (as defined in Item II
(C) above) of their partners to qualify as an accredited Purchaser and each general partner should complete the separate special Purchaser Representative Questionnaire, set forth in Section C hereof.)

_________ B. On behalf of the Purchaser, I hereby certify that all of the beneficial owners of equity in the Purchaser qualify as accredited investors. Trusts may qualify under this provision only if the trust may be amended or revoked by the grantor(s), each of whom qualifies as an accredited individual investor. For purposes hereof, Individual Retirement Accounts (IRA) for a person who is an "accredited investor" is itself an accredited investor. (Purchasers attempting to qualify under this Item should have each beneficial owner or grantor complete the separate Purchaser Representative Questionnaire.)


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C.       Organization.

         Please provide the following information:

         (i)      Date organization was formed:__________________________

         (ii) Was the organization formed for the specific purpose of investing in LPI?
                  ______________________________________________________________

         (iii)    Describe the type of business conducted by the organization.
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________

ITEM IV.

EMPLOYEE BENEFIT PLANS WITHIN THE MEANING OF TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 WHICH QUALIFY AS ACCREDITED INVESTORS MUST INITIAL ONE OR MORE OF THE FOLLOWING STATEMENTS WHICH ARE TRUE:

_________ A. The Purchaser is such an employee benefit plan with total assets in excess of $5,000,000.

_________ B. The Purchaser is such a self-directed employee benefit plan with the investment decisions made solely by persons who are accredited investors. (Investors who qualify under this Item should have each person making the investment decisions on behalf of the plan complete the separate Purchaser Representative Questionnaire.)

_________ C. The Purchaser is such an employee benefit plan, and the investment decision is made by a plan fiduciary, as defined in Section 3 (21) of such act, which is either a bank, savings and loan association, insurance company or registered investment adviser.

ITEM V.

Equity Owners.


         (This Item must be completed by any organization, which is an accredited investor because all of its equity owners are accredited investors, i.e., all organizations which initialed Section 1.8.2(b) of this Agreement.)



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The names of all of the equity owners of the organizations are as follows:

         ______________________________         ______________________________
         ______________________________         ______________________________
         ______________________________         ______________________________
         ______________________________         ______________________________

         IMPORTANT: All organizations required to complete this Item V must furnish a completed, dated and signed copy of this Purchaser Questionnaire for each individual or organization listed above as an equity owner. Any organization listed above which is an accredited investor because all of its equity owners are accredited investors must, in turn, submit appropriate Purchaser Questionnaires for its equity owners.

                                    SECTION B

ALL INVESTORS REPRESENT THAT:

         1. The information contained herein is complete and accurate and may be relied upon,

         2. I will notify you immediately of any material adverse change in any of such information occurring prior to the acceptance of my subscription, and

         3.       The undersigned is a resident of ________________________.

         IN WITNESS WHEREOF, the undersigned has supplied the requested information and executed this Purchaser Questionnaire this _______ day of _______________, 2000.


                                    __________________________________________
                                    Signature of Purchaser


                                    __________________________________________
                                    Print Name


                                    __________________________________________
                                    Signature of Additional Purchaser


                                    __________________________________________
                                    Print Name




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                     PURCHASER REPRESENTATIVE QUESTIONNAIRE


         1.       Name and address of prospective Purchaser:
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________

         2.       Name of Purchaser Representative:
                  ______________________________________________________________

                  Business Address:
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________

         3. List your: (i) present occupation or position, indicating the period of such practice or employment and any field of professional specialization; (ii) business or professional education, indicating any degrees received; and (iii) professional licenses or registrations, including brokerage licenses, broker-dealer registrations, etc.
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________

         4. Describe your experience in advising clients about investments of this type.
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________

         5. Describe generally any professional, business, financial or investment experience which would assist you in evaluating the merits and risks of an investment as described in this Agreement.
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________

         6. State the length of time and capacity in which you have known the prospective Purchaser.
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________



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         7.       Are you an affiliate of LPI or its officers, directors,
                  employees, controlling stock Purchasers or any of their affiliates, or the beneficial owner of 10% or more of the equity interest in or any class or equity securities of, any of the foregoing? (An "affiliate" of a person or entity directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such person or entity.)

                           Yes ( )                            No ( )

                  If "yes," please describe:____________________________________
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________


         8. In advising the prospective Purchaser, will you rely in part on the prospective Purchaser's own expertise in certain areas or on the expertise of an additional Purchaser Representative or Representatives?

                           Yes ( )                            No ( )

                  If "yes," please explain and provide the additional Purchaser Representatives' names and address:
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________

         9. I understand that LPI will rely on the accuracy and completeness of my responses to the foregoing questions and the following representations:

                  (a) I will act as Purchaser Representative for the Purchaser in connection with his consideration of a possible investment as described in the Memorandum.

                  (b) The answers to the above questions are complete and correct and LPI may rely upon them. I will immediately notify LPI of any material change in any statement made herein that occurs prior to the closing on the prospective Purchaser's securities of LPI.

                  (c) I personally (or, if I have answered "Yes" to question 8, together with the prospective Purchaser or the additional Purchaser Representative indicated) have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the prospective Purchaser's investment.



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                  (d)      Except as described in the Purchaser Representative
                           Questionnaire, I will not receive any compensation for acting as Purchaser Representative in connection with this Exchange Offer from LPI or the officers, directors, employees, agents, controlling stock Purchasers or their affiliates of LPI.



DATED:  _________________, 2000        _________________________________________
                                         (Signature of Purchaser Representative)










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